                  Paul, Weiss, Rifkind, Wharton & Garrison LLP
                           1285 Avenue of the Americas
                            New York, New York 10019
                                 (212) 373-3000

                                 April 12, 2006

Clarke American Corp.
10931 Laureate Drive
San Antonio, Texas 78249

                       Registration Statement on Form S-4
                       ----------------------------------

Ladies and Gentlemen:

                  In connection with the Registration Statement on Form S-4, as amended (the "Registration Statement") filed by Clarke American Corp., a
Delaware corporation (the "Company"), and the subsidiaries of the Company named therein as guarantors (collectively, the "Guarantors") with the Securities and
Exchange Commission pursuant to the Securities Act of 1933 (the "Act"), and the rules and regulations thereunder (the "Rules"), you have asked us to furnish our opinion as to the legality of the securities being registered under the
Registration Statement. The Registration Statement relates to the registration under the Act of the Company's $175,000,000 aggregate principal amount of
11 3/4% Senior Notes due 2013 (the "Exchange Notes") and the guarantees of the
Exchange Notes by the Guarantors (the "Guarantees"). Capitalized terms used and not otherwise defined in this opinion have the respective meanings given them in the Registration Statement.

Clarke American Corp.                                                         2

                  The Exchange Notes and the Guarantees are to be offered in exchange for the Company's outstanding $175,000,000 aggregate principal amount of 11 3/4% Senior Notes due 2013 (the "Initial Notes") and the guarantees of the Initial Notes by the Guarantors issued and sold by the Company on December
15, 2005 in an offering exempt from registration under the Act. The Exchange
Notes and the Guarantees will be issued by the Company in accordance with the terms of the Indenture, dated as of December 15, 2005 (the "Indenture"), among the Company, the Guarantors and The Bank of New York, as trustee.

                  In connection with the furnishing of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

                  (i)  the Registration Statement;

                  (ii) the Indenture, including as exhibits thereto the forms of
Exchange Note and Guarantee, incorporated by reference as Exhibit 4.1 to the
Registration Statement; and

                  (iii) the Registration Rights Agreement, dated as of December
15, 2005 (the "Registration Rights Agreement"), among the Company, the
Guarantors and the initial purchasers named therein, incorporated by reference as Exhibit 4.4 to the Registration Statement.

                  In addition, we have examined: (i) such corporate records of the Company and each Guarantor that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws of the Company and each

Clarke American Corp.                                                         3

Guarantor, certified by the Company and each Guarantor as in effect on the date of this letter and copies of resolutions of the board of directors of the Company and each Guarantor relating to the issuance of the Exchange Note and
Guarantees, certified by the Company and each Guarantor, and (ii) those other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company and the
Guarantors made in the Documents and upon certificates of public officials and the officers of the Company and the Guarantors.

                  In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation, (i) that the Exchange
Notes and Guarantees will be issued as described in the Registration Statement and (ii) that the Exchange Notes and Guarantees will be in substantially the form attached to the Indenture and that any information omitted from such form will be properly added.

                  Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

Clarke American Corp.                                                         4

                  1.   When duly issued, authenticated and delivered against the
surrender and cancellation of the Initial Notes as set forth in the Registration
Statement and in accordance with the terms of the Indenture and the Registration
Rights Agreement, the Exchange Notes will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except that the enforceability of the Exchange Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  2.   When the Exchange Notes are duly issued, authenticated
and delivered against the surrender and cancellation of the Initial Notes as set forth in the Registration Statement and in accordance with the terms of the
Indenture and the Registration Rights Agreement, the Guarantees will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, except that enforceability of the Guarantees may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  The opinions expressed above are limited to the laws of the
State of New York and the General Corporation Law of the State of Delaware. Our
opinion is

Clarke American Corp.                                                         5

rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

                  We hereby consent to use of this opinion as an exhibit to the
Registration Statement and to the use of our name under the heading "Legal
Matters" contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                            Very truly yours,

                              /s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

                                PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP